EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

I, Richard Rosenblatt, Chief Executive Officer, and Thomas Flahie, Chief Financial Officer, of eUniverse, Inc. (the “Company”), certify pursuant to section 1350 of Chapter 63 of Title 18 of the United States Code that, to my knowledge:

(1)	the Annual Report of the Company on Form 10-K for the period ending March 31, 2004, as filed with the Securities and Exchange Commission on June 14, 2004, (the “Report”), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: June 14, 2004

/s/ RICHARD M. ROSENBLATT
Richard M. Rosenblatt
Chief Executive Officer
(Principle Executive Officer)

/s/ THOMAS J. FLAHIE
Thomas J. Flahie
Chief Financial Officer
(Principal Financial Officer)